Exhibit 10.14
                         INDEMNIFICATION AGREEMENT


      THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into as of and effective the 12th day of February, 1997, by and between ECKLER INDUSTRIES, INC., whose mailing address is 5200 S. Washington Avenue, Titusville, Florida 32780 ("Eckler"), and R.C. HILL, II, whose mailing  address  is  2211 N. Halifax Avenue, Daytona Beach,  Florida  3118
("Hill").

                           W I T N E S S E T H:

       THIS AGREEMENT is made and entered into under the following circumstances:

       A. Hill has sold his interest in Liberty Finance Company ("Liberty"), Team Automobile Sales & Service, Inc. ("Team") and Wholesale Acquisitions, Inc. ("Wholesale") (Liberty, Team and Wholesale maybe referred to sometimes hereinafter as the "Acquirees"), to the Eckler pursuant to those certain purchase agreements dated even herewith;

      B. Hill has previously personally guaranteed certain obligations of the Acquirees to certain creditors, secured and unsecured (the "Obligations"), as more specifically identified in Exhibit "A", a true and accurate copy of which is attached hereto and incorporated herein by this reference; and

      C. Eckler desires to indemnify Hill, and others as named below, against any personal liability incurred in connection with the Obligations as the result of Eckler's failure to perform as to payment thereof.

      NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the parties hereto covenant and agree as follows:

           1. Eckler's Indemnification of Hill Parties. Eckler shall indemnify and hold harmless Hill, R.C. Hill, Sr., R.C. Hill Enterprises, Inc., Deltona House Rentals, Inc., Affordable Leasing, Inc., Polaris of Orlando, Inc., Motorcycle Insurance Agency, Inc., Orange Acceptance Corporation and R.C. Hill, Sr. (all of which are jointly referred to herein as the "Hill Parties" and are intended beneficiaries of this Agreement with the same rights of enforcement against the Eckler hereunder) from and against the Obligations, including payments, liabilities, costs (including attorneys fees and costs), and penalties thereunder, however arising. Specifically, the Eckler acknowledges that certain Forebearance Agreement (and associated documents) between the Hill Parties (and others) and General Electric Credit Corporation ("GE") dated 21 January 1997, wherein the Hill parties guaranteed to GE the payment of the obligations of Liberty Finance Company to GE (the "GE Debt"), and further acknowledges that the Hill Parties, in some cases, provided security to GE for the GE Debt, including collateral assignments of mortgages (in the case of R.C.
Hill, Sr., and Hill) as well as other security. Eckler acknowledges that the duty of indemnification includes ensuring that the Hill Parties suffer no detriment to the security which was provided to GE, to the extent the detriment arises from a failure by Eckler to pay the GE Debt resulting in action by GE against such security that is detrimental to the interests of the party who owns such collateral. This duty of indemnification shall continue until, if ever, the Obligations are paid in full, the Hill Parties have been fully released from liability by the holders of the Obligations, and all security which has been pledged to secure any of the Obligations has been released to the Hill Parties owner of such property.

          2.   Indemnification Procedure.

               (a) Claims for Indemnity. Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder the indemnified party shall notify the indemnifying party or parties in writing within sixty (60) days of the indemnified party's first receipt of notice of, or the indemnified party's obtaining actual knowledge of, such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent reasonably possible) the amount of potential liability arising therefrom. If an indemnifying party shall be duly notified of such dispute, the parties shall attempt to settle and compromise the same or may agree to submit the same to arbitration or, if unable or unwilling to do any of the foregoing, such dispute shall be settled by appropriate litigation, and any rights of indemnification established by reason of such settlement, compromise, arbitration or litigation shall promptly thereafter be paid and satisfied by those indemnifying parties obligated to make indemnification hereunder.

               (b) Right to Defend. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), at their expense and through a single counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen
(15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, the indemnifying party shall be required to undertake, conduct and control, through counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the indemnified party shall cooperate with the indemnifying party in connection therewith.

           3. Notices. All notices, requests, consents, and other communications hereunder shall be in writing and delivered to the person to whom the notice is directed, either (i) in person, (ii) by U.S. Mail, as registered or certified item with return receipt requested, (iii) delivered by delivery service, or (iv) sent by facsimile, telex or telecopy. Notices delivered by mail shall be deemed to be given when deposited in a post office or other depository under the care or custody of the United States
Postal Service, enclosed in a wrapper, addressed properly with proper postage affixed or when received at the address set forth herein if delivered or sent by facsimile. All notices shall be addressed as follows:

          If to Hill:         R.C. Hill, II
                         1211 Salerno Court
                         Orlando, Florida 32806

          With a copy to:     David A. Webster, Esquire
                         Milam, Otero, Larsen, Dawson & Taylor, P.A.
                         1301 Riverplace Boulevard, Suite 1301
                         Jacksonville, Florida 32207

          If to Eckler:       Eckler Industries, Inc.
                         5200 S. Washington Avenue
                         Titusville, Florida 32780

          With a copy to:     F. S. Ioppolo, Jr., Esquire
                         Greenberg Traurig
                         111 North Orange Avenue
                         Suite 2050
                         Orlando, Florida 32801

or to such other address or addresses as the party addressed may from time to time designate to the others in writing in accordance with this paragraph.

          4.   Counterparts.  This Agreement may be executed in one or more
counterparts  by  the  parties  by  the  parties  hereto,  and   all   such
counterparts together shall constitute one and the same agreement.

           5. Successors, etc. This Agreement is for the benefit of the parties hereto, and shall be binding upon them, together with their respective heirs, executors, administrators, successors, and assigns. No right or obligation created hereunder shall be assignable or delegable by any party hereto without the prior written consent of every other party hereto.

           6. Governing Law; Jurisdiction. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Florida, without giving effect to the principles of comity or conflicts of laws thereof. Each party hereto agrees to submit to the personal jurisdiction and venue of the state and federal courts located in Orange County, Florida, for a resolution of all disputes between the parties arising in connection with this Agreement, and hereby waives the claim or defense therein that such courts constitute an inconvenient forum.

           7. Severability. Each section, subsection, and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant, or provision hereof. In the event that any provision of this Agreement shall finally be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible, such unlawful provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

           8. Waivers. Any waiver by any party of any violation of, breach of, or default under any provision of this Agreement by another party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of, or default under any other provision of this Agreement.

           9. Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any other person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

           10. Costs of Enforcement. In the event a party initiates legal action (including both trial and appellate proceedings) to enforce his or its rights hereunder, the prevailing party in such action shall recover from the non-prevailing party in such action his or its reasonable litigation expenses (including, but not limited to reasonable attorneys' fees and court costs) of all such proceedings.

           11. Time of the Essence. Time shall be of the essence for all performances hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                              Eckler:

                              Eckler Industries, Inc.


                              By: /S/ J. Neal Hutchinson, Jr.
                              Title:Asst. V. P.



                              Hill:


                              /S/ R.C. Hill, II
                              R. C. Hill, II



                                Exhibit "A"

                      OBLIGATIONS OF THE HILL PARTIES

1. General Electric Credit Corporation pursuant to that certain Motor Vehicle Installment Contract Loan and Security Agreement dated June 3, 1993, as amended, together with that certain Forebearance Agreement, and associated documents, dated 21 January 1997 (the "GE Debt").

2.    (i)   Nat  Weaver, Inc.-dated January 1, 1993, for  $70,000,  due  on
December 31, 1997, plus interest at 16% per annum.

     (ii) Nat Weaver, Inc.-dated April 17, 1992, for $50,000, due on April 17, 1997, plus interest at 16% per annum.

     (iii) Nat Weaver, Inc.-dated August 1, 1992, for $60,000, due on July 31, 1997, plus interest at 16% per annum.

     (iv) Jeremy Hill-dated June 1, 1992, for $1,500, due on demand, plus interest at 15% per annum.

     (v) John Jeyaseelan-undated in 1994, for $10,000, due on demand, with interest at 15% per annum.

     (vi) John Jeyaseelan-dated December 30, 1994, for $5,000, due on demand, plus interest at 15% per annum.

     (vii) John Jeyaseelan-dated December 27, 1994, for $5,000, due on demand, plus interest at 15% per annum.

     (viii) Lucy Lee Burton-dated January 1, 1995, for $100,000, due on October 30, 2001, plus interest at 10% per annum.

     (ix) Mark F. Burton-dated February 17, 1995, for $101,006.68, due on October 30, 2001, with interest at 10% per annum.

     (x) R.C. Hill, Sr.-dated August 1, 1993, for $200,000, due on December 31, 2001, with interest at 10% per annum.

     (xi) R. C. Hill, III - $190,468.41, dated July 12, 1996, payable November 15, 2001 with interest at 15% per annum.

3. Barnett Bank of Central Florida, N.A., dated April 30, 1996, original principal $300,000 due on demand, plus interest at the rate of 9.250%.

4. Barnett Bank, N.A. - original principal $34,120.05, dated November 8, 1996 for Chevy Suburban owned by Wholesale Acquisitions, Inc.

5. Manheim Automotive Financial Services, Inc. - Note $2,000,000, dated July 30, 1996, Wholesale Acquisitions, Inc., Maker, Liberty Finance Company and R.C. Hill, Jr., Guarantors.